EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") executed on June 15, 2004, by and between CirTran - Asia, Inc., a Utah corporation, (the "Company"), and Charles Ho ("Executive"). The Company desires to employ the services of Executive on the terms and subject to the conditions of this Agreement, and Executive desires to accept such employment.

         In consideration of the terms and mutual covenants contained in this Agreement, the Company and Executive agree as follows.

         1. Employment. The Company hereby engages the services of Executive as President of the Company to perform those duties delegated by the Board of Directors of the Company (the "Board") and all other duties consistent with such description, and Executive hereby accepts such employment. During the term of this Agreement, Executive shall perform such additional or different duties and accept appointment to such additional or different positions of the Company as may be specified by the Board, provided that such duties are consistent with his title. Executive shall perform his obligations to the Company pursuant to this Agreement under the direction of the Company, and Executive shall devote his full time and reasonable efforts to such performance.

         2. Term. This Agreement shall be effective as of June 15, 2004 (the "Effective Date") and shall continue for three years thereafter, unless sooner terminated by either party as provided in Section 7 hereof. Thereafter, this Agreement shall be automatically renewed on a year-to-year basis after the expiration of the initial or any subsequent term of this Agreement unless terminated by either party as provided in Section 7 hereof.

         3. Compensation.

                  (a) For services rendered pursuant to this Agreement, Executive shall receive, commencing on the Effective Date, the following compensation on the following terms:

               i. Executive will procure Additional Products for the Company as defined in and pursuant to the Exclusive Manufacturing Agreement between the Company and Michael Casey Enterprises, LTD. et. al. dated June 10, 2004. On each Additional Product the Company shall cause CirTran Corporation to determine the number of options of common stock will be granted to the Executive for the procurement of the Additional Product as described on the appendix to the Exclusive Manufacturing Agreement.

               ii. All Additional Products must be approved by the Board prior to acceptance by the Company.



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               iii All  options  shall  be  subject  to  such  other  terms  and conditions as may be determined by the board of directors of CirTran Corporation or the Committee when and if such options are granted.

         4. Employment Benefits. The Company shall not provide Executive employee benefits

         5. Expenses. The Company will reimburse Executive for reasonable expenses pre approved in writing by the Board incurred in connection with its business in accordance with policies established by the Company.

         6. Termination. Executive's employment will terminate upon the first to occur of the following:

                  (a) Termination by the Company for "cause," as determined by the Board. For the purposes of this Section 6(a), "cause" shall mean:

                           (i) misfeasance or negligence in the performance of
his duties hereunder;

                           (ii) engagement by Executive in dishonest or illegal
conduct; or

                           (iii) conviction of a felony.


                  (b) Termination by the Company in the event of Executive's disability. "Disability" will be deemed to exist if Executive has substantially failed to perform the essential functions of his duties hereunder for 180 consecutive days (notwithstanding reasonable accommodation by the Company) for reasons of mental or physical health, or if a physician selected in good faith by the Company examines Executive (and Executive hereby agrees to permit such examinations at the Company's expense) and advises the Company that Executive will not be able to perform the essential functions of his duties hereunder for the following 180 consecutive days. If the Company terminates Executive's employment for Disability, Executive shall receive the compensation due under this Agreement through the date of termination and the Company will have no further obligation under this Agreement at that time

                  (c) Executive's death. In the event of Executive's death, all of Company's obligations under this Agreement shall terminate immediately. Executive's estate shall receive compensation due under this Agreement through the date of death.


         7. Notice of Termination. Any termination of Executive's employment under this Agreement, except for termination for "cause" shall be communicated by a written Notice of Termination (the "Notice") to the other party hereto, which Notice shall specify the particular termination provision in this Agreement relied upon by the terminating party and shall set forth in reasonable


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detail the facts and circumstances claimed to provide a basis for termination under such provision. Any such Notice to the Company shall be delivered to the Company's president or personnel director at its principal place of business. Any such Notice to Executive shall be delivered personally to Executive or delivered to his residence address listed in the Company's personnel records.

              8. Agreement Not to Compete. In the event that this Agreement expires in accordance with its terms or is terminated for any reason, Executive covenants and agrees that, for a period of two years after his employment under this Agreement expires or is so terminated, he will not directly or indirectly (whether as employee, director, owner, 5% or greater shareholder, consultant, partner (limited or general) or otherwise) engage in or have any interest in, any business, that competes with the business of the Company in the United States.

               9. Agreement Not to Solicit Employees, Customers, or Others. Executive covenants and agrees that, for a period of two years after this Agreement is terminated, he will not, directly or indirectly, (i) solicit, induce or hire away, or assist any third party in soliciting, diverting or hiring away, any employee of the Company, whether or not the employee's employment is pursuant to a written agreement and whether or not such employment is for a specified term or is at will, or (ii) induce or attempt to induce any customer, supplier, dealer, lender, licensee, consultant or other business relation of the Company to cease doing business with the Company.

              10. Ownership, Non-Disclosure and Non-Use of Confidential or Proprietary Information.

                           (a) Executive covenants and agrees that while he is
employed by the Company and
after the termination of his employment he will not, directly or indirectly,

               (i) give to any person not authorized by the Company to receive it or use it, except for the sole benefit of the Company, any of the Company's proprietary data or information whether relating to products, ideas, designs, processes, research, marketing, customers, management know-how, or otherwise; or

               (ii) give to any person not authorized by the Company to receive it any specifications, reports, or technical information or the like owned by the Company; or

               (iii) give to any person not authorized by the Company to receive it any information that is not generally known outside the Company or that is designated by the Company as limited, private, or confidential.

                           (b) Executive covenants and agrees that he will keep
himself informed of the
Company's policies and procedures for safeguarding the Company property including proprietary data and information and will strictly comply therewith at all times. Executive will not, except when authorized by the Company, remove any Company property from the Company's premises. Executive will return to the Company immediately upon termination of his employment all Company property in his possession or control.



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         11. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties and supersedes any prior understandings, agreements or representations by or among the parties, whether written or oral, concerning the subject matter hereof in any way.

         12. Amendments; Waivers. This Agreement may not be amended except by a writing signed by both the Company and Executive. Any waiver by a party hereof of any right hereunder shall be effective only if evidenced by a signed writing, and only to the extent set forth in such writing.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs and assigns, except that Executive may not assign any of his obligations hereunder without the prior written consent of the Company.

         14. Remedies. Each of the parties to this Agreement will be entitled to specifically enforce its rights under this Agreement, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         16. Notices. Any notice to be given hereunder shall be in writing and shall be effective when personally delivered or sent to the other party by registered or certified mail, return receipt requested, or overnight courier, postage prepaid, or otherwise when received by the other party, at the address set forth at the end of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above to be effective as of the Effective Date.



                             CIRTRAN - ASIA, INC.



                             By: /s/ Iehab J. Hawatmeh
                                 Name:  Iehab J. Hawatmeh
                                 Title:  President
                                 Address: 4125 South 6000 West
                                          West Valley City, UT  84128





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                             EXECUTIVE:


                             /s/ Charles Ho
                             Charles Ho
                             Address: 10F., No. 380, Sec. 1, Fu Shing South Rd. Taipei, Taiwan, R.O.C.